Corteva™ Completes Board of Directors with Appointment of Marcos Lutz

WILMINGTON, Del., June 26, 2019 - Corteva, Inc. (NYSE: CTVA) announced today that Marcos Lutz, chief executive officer of Cosan Limited, has been elected to Corteva’s Board of Directors, effective June 25, 2019. He will serve on the Audit and People and Compensation committees of the Board.

Greg Page, Non-Executive Chairman of Corteva and retired chairman and CEO of Cargill, Inc., said, “As we’ve built the Corteva Board, we’ve brought together a powerful team of experienced leaders with diverse expertise in strategic areas of focus. These individuals are experts in their respective fields - and have proven track records for delivering on disciplined growth strategies.” Page continued, “Marcos Lutz brings deep expertise in an important regional market for Corteva - rounding out our Board and positioning it well to support the Company as it accelerates plans for long-term growth.”

“The completion of our Board of Directors is a critical next step for Corteva. With the addition of Marcos Lutz, we have put in place a strong Board of Directors - tested leaders with a shared focus on building a leading pure-play agriculture company.” said James C. Collins, Jr., Corteva Agriscience Chief Executive Officer.

Biography of New Director

Marcos Lutz is CEO and director of Cosan Limited, a Brazil-based holding company that operates in strategic sectors including agribusiness, fuel and natural gas distribution, lubricants and logistics. Mr. Lutz was appointed CEO in April 2015 and has served as a director of Cosan Limited since December 2009. Prior to joining Cosan, he held senior leadership roles at Companhia Siderurgica Nacional (CSN) SA, most recently serving as vice president of infrastructure and energy with responsibility for the company’s hydroelectric plants, logistics, railways and port terminals. Prior to that, he was the chief operating officer, for Ultracargo S.A., Ultra Group’s logistics subsidiary. Mr. Lutz previously served as a director at Monsanto Company from May 2014 to June 2018.

In addition to Mr. Page and Mr. Lutz, Corteva’s Board of Directors includes: Jim Collins, CEO of Corteva Agriscience; Edward D. Breen, Executive Chairman of DuPont de Nemours, Inc.; Lamberto Andreotti, former Chairman and CEO of Bristol-Myers Squibb; Robert A. Brown, President of Boston University; Klaus Engel, former CEO of Evonik Industries AG; Michael O. Johanns, retired U.S. Senator and former U.S. Secretary of Agriculture; Lois D. Juliber, former Vice Chairman and Chief Operating Officer of Colgate-Palmolive Company; Rebecca B. Liebert, Senior Vice President, automotive coatings at PPG; Lee M. Thomas, former Chairman and CEO of Rayonier Inc.; and Patrick J. Ward, former CFO of Cummins Inc.

About Corteva™ Agriscience
Corteva Agriscience provides farmers around the world with the most complete input portfolio in the industry to enable them to maximize yield and profitability - including some of the most recognized brands in agriculture: Pioneer®, Granular®, Brevant™ seeds, as well as award-winning Crop Protection products - while bringing new products to market through its robust pipeline of active chemistry and technologies. The company is committed to working with stakeholders throughout the food system as it fulfills its promise to enrich the lives of those who produce and those who consume, ensuring progress for generations to come. Corteva Agriscience became an independent public company on June 1, 2019, and was previously the Agriculture Division of DowDuPont. More information can be found at www.corteva.com.

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Cautionary Statement About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which may be identified by their use of words like “plans,” “expects,” “will,” “anticipates,” “believes,” “intends,” “projects,” “targets,” “estimates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about Corteva’s strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures, and financial results, as well as expected benefits from, the separation of Corteva from DowDuPont, are forward-looking statements.

Forward-looking statements are based on certain assumptions and expectations of future events which may not be accurate or realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond Corteva’s control. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Corteva’s business, results of operations and financial condition. Additionally, there may be other risks and uncertainties that Corteva is unable to currently identify or that Corteva does not currently expect to have a material impact on its business.

Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of Corteva’s management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Corteva disclaims and does not undertake any obligation to update or revise any forward-looking statement, except as required by applicable law. A detailed discussion of some of the significant risks and uncertainties which may cause results and events to differ materially from such forward-looking statements is included in Corteva’s Quarterly Report on Form 10-Q for the Quarterly Period Ended March 31, 2019 filed with the U.S. Securities and Exchange Commission.

6/26/19

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Media Contact:
Gregg M. Schmidt
+1-302-485-3260
gregg.m.schmidt@corteva.com

Investor Contact:
Megan Britt
+1-302-485-3279
megan.britt@corteva.com